UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreements

On September 10, 2024, WiSA Technologies, Inc. (the “Company”) entered into exchange agreements (each, an “Exchange Agreement”) with certain holders (the “Holders”) of common stock purchase warrants exercisable for an aggregate of up to 5,135,182 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), originally issued on February 13, 2024 and having a current exercise price of $1.83 (such warrants, the “February 2024 Warrants”). Pursuant to the Exchange Agreements, the Holders agreed to exchange their February 2024 Warrants for newly issued common stock purchase warrants exercisable for an aggregate of up to 5,135,182 shares of Common Stock, at an exercise price of $2.21 per share (such warrants, the “Exchange Warrants”, and such shares of Common Stock issuable upon exercise thereof, the “Exchange Warrant Shares”).

The Exchange Warrants, which are immediately exercisable, were issued pursuant to an exemption from the registration requirements of the Securites Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) thereof.

Inducement Agreements

Also on September 10, 2024, following completion of the transactions contemplated by the Exchange Agreements, the Company entered into inducement agreements (each, an “Inducement Agreement”) with the Holders of the Exchange Warrants, pursuant to which the Company agreed, as consideration for exercising all or part of the Exchange Warrants held by any such Holder on or prior to September 30, 2024, to issue to such Holder one or more common stock purchase warrants exercisable for up to a number of shares of Common Stock equal to 65% of the number of Exchange Warrant Shares issued upon exercise of the Exchange Warrants under the Inducement Agreements (such warrants, the “Inducement Warrants” and such shares of Common Stock issuable upon exercise thereof, the “Inducement Warrant Shares”). Under the terms of the Inducement Agreements, the Holders were required to exercise an aggregate of 904,977 Exchange Warrants on September 10, 2024, for aggregate gross proceeds of approximately $2.0 million, pursuant to which the Company issued Inducement Warrants exercisable for up to an aggregate of 588,236 Inducement Warrant Shares.

The Inducement Warrants contain and will contain terms identifical to the New Warrants (as defined below), and were issued pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) thereof.

Warrant Side Letter Agreements

Also on September 10, 2024, following completion of the transactions contemplated by the Inducement Agreements, the Company entered into side letter agreements (each, a “Side Letter Agreement”) with the Holders with respect to (i) those certain common stock purchase warrants of the Company, originally issued to the Holders on March 27, 2024, as amended (the “March 2024 Warrants”), (ii) those certain common stock purchase warrants of the Company, originally issued to the Holders on April 19, 2024, as amended (the “1st April 2024 Warrants”), (iii) those certain common stock purchase warrants of the Company, originally issued to the Holders on April 23, 2024 (the “2nd April 2024 Warrants”), (iv) those certain common stock purchase warrants of the Company, originally issued to the Holders on April 30, 2024 (the “3rd April 2024 Warrants”), (v) those certain common stock purchase warrants of the Company, originally issued to the Holders on May 15, 2024 (the “1st May 2024 Warrants”), and (vi) those certain common stock purchase warrants of the Company, originally issued to the Holders on May 17, 2024 (the “2nd May 2024 Warrants”, and collectively with the March 2024 Warrants, the 1st April 2024 Warrants, the 2nd April 2024 Warrants, the 3rd April 2024 Warrants, and the 1st May 2024 Warrants, the “Original Warrants”), which Holders are also parties to (i) that certain securities purchase agreement, dated as of March 26, 2024 (the “March 2024 Purchase Agreement”), (ii) that certain securities purchase agreement, dated as of April 17, 2024 (the “1st April 2024 Purchase Agreement”), (iii) that certain securities purchase agreement, dated as of April 19, 2024 (the “2nd April 2024 Purchase Agreement”), (iv) that certain securities purchase agreement, dated as of April 26, 2024 (the “3rd April 2024 Purchase Agreement”), (v) that certain securities purchase agreement, dated as of May 13, 2024 (the “1st May 2024 Purchase Agreement”), and (vi) that certain securities purchase agreement, dated as of May 15, 2024 (the “2nd May 2024 Purchase Agreement”, and collectively with the March 2024 Purchase Agreement, the 1st April 2024 Purchase Agreement, the 2nd April 2024 Purchase Agreement, the 3rd April 2024 Purchase Agreement, and the 1st May Purchase Agreement, the “Original Purchase Agreements”) with the Company.

Pursuant to the Side Letter Agreements, (a) the Holders agreed to (i) amend the “Fundamental Transaction” provisions in the Original Warrants, so that the “Black Scholes Value” clauses in such provisions will be removed in their entirety, effective immediately following receipt of stockholder approval of (a) the issuance of the New Warrant Shares (as defined below) and (b) the issuance of shares of Common Stock pursuant to the alternative cashless exercise provisions of the 1st April 2024 Warrants, the 2nd April 2024 Warrants, the 3rd April 2024 Warrants, the 1st May 2024 Warrants, and the 2nd May 2024 Warrants, (ii) remove the “Stockholder Meeting” provisions in the March 2024 Purchase Agreement, effective immediately, (iii) amend the “Stockholder Meeting” provisions in the remaining Original Purchase Agreements such that the Company is first obligated to call a stockholder meeting to approve the issuance of the shares of Common Stock issuable upon exercise of the Original Warrants no later than December 31, 2024, and thereafter, to re-call a stockholder meeting, if necessary, every six months until such stockholder approval is obtained, and (iv) remove the “Subsequent Equity Sales” and “Registration Statement” provisions in the March 2024 Purchase Agreement; and (b) as inducements to and in consideration for each Holder’s agreement to amend the Original Warrants and the Original Purchase Agreements in accordance with the applicable Side Letter Agreement, the Company agreed to issue to the Holders an aggregate of 887,356 shares of Common Stock (the “New Shares”) and common stock purchase warrants (each, a “New Warrant”, and collectively, the “New Warrants”) exercisable for up to an aggregate of 5,391,747 shares of Common Stock (the “New Warrant Shares”), such New Shares to be issued upon execution of the Side letter Agreements, and such New Warrants to be issued upon the receipt of stockholder approval referred to in (a)(i) above. The New Warrants will have a per share exercise price equal to $2.21, will contain 4.99/9.99% beneficial ownership limitations, will be exercisable at any time on or after the Stockholder Approval Date (as defined in the New Warrants) and will expire five years thereafter.

Once exercisable, the New Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the New Warrants. The holder of a New Warrant may also effect an “alternative cashless exercise” commencing on the Stockholder Approval Date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the New Warrant in accordance with the terms of the New Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0.

The New Shares, the New Warrants and the New Warrant Shares were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Pursuant to the Side Letter Agreements, the Company agreed to file a registration statement to register the resale of the New Shares and New Warrant Shares issuable upon exercise of the New Warrants (the “Resale Registration Statement”) as soon as reasonably practicable, but in any event no later than forty-five (45) calendar days following the Stockholder Approval Date, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the U.S. Securities and Exchange Commission as soon as practicable and to keep such registration statement effective at all times until no Holder owns any such New Shares, New Warrants or New Warrant Shares issuable upon exercise thereof. Additionally, pursuant to the Side Letter Agreements, the Company has agreed to use commercially reasonable efforts to hold an annual or special meeting of stockholders no later than December 31, 2024 for the purpose of obtaining Stockholder Approval (as defined in the New Warrants). The Company also agreed not to issue any shares of Common Stock or Common Stock equivalents until 30 days after Stockholder Approval is obtained, and also agreed not to effect any Variable Rate Transaction (as defined in the New Warrants) until 60 days after Stockholder Approval is obtained, in each case, subject to certain exceptions, including an exception to issue the stock consideration pursuant to the Asset Purchase Agreement, which issuance was disclosed by the Company in its Current Report on Form 8-K filed with the SEC on September 10, 2024.

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction.

The foregoing summary of each of the Exchange Warrant, Inducement Warrant, New Warrant, Exchange Agreement, Inducement Agreement, and Side Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each such document, which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Form 8-K, the information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant (Exhange Warrant).
4.2	Form of Common Stock Purchase Warrant (Inducement Warrant).
4.3	Form of Common Stock Purchase Warrant (New Warrant).
10.1	Form of Exchange Agreement, dated September 10, 2024, by and between WiSA Technologies, Inc. and the signatories thereto.
10.2	Form of Inducement Agreement, dated September 10, 2024, by and between WiSA Technologies, Inc. and the signatories thereto.
10.3	Form of Side Letter Agreement, dated September 10, 2024, by and between WiSA Technologies, Inc. and the signatories thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer